                                                                     EXHIBIT 3.9

                                 AMENDMENT NO. 1

                                     TO THE

                       SECOND AMENDED AND RESTATED BY-LAWS

                                       OF

                              EMPIRE RESORTS, INC.

                             DATED NOVEMBER 11, 2003

            The By-laws are hereby amended as follows:

            That ARTICLE II of the By-laws is hereby deleted in its entirety and replaced with the following:

                                   "ARTICLE II

                                    DIRECTORS

                  SECTION  2.1.  NUMBER.  The  number of  directors  that  shall constitute  the whole Board of  Directors  shall  initially be nine, which  number  may be  changed  from time to time as  determined  by action of the Board of Directors taken by the affirmative  vote of a majority of the whole Board of Directors.

                  SECTION 2.2 ELECTION AND TERM OF  DIRECTOR.  The  directors of this Corporation  shall be divided into three classes,  with respect to the time that they  severally  hold  office,  as nearly  equal in number as  possible,  with the  initial  term of office of the first class  of  directors  to  expire  at  the  2004  annual  meeting  of
            stockholders  of  the   Corporation   and  until  their   respective
            successors are elected and qualified,  the initial term of office of the second class of  directors to expire at the 2005 annual  meeting of  stockholders  of the  Corporation  and  until  their  respective successors  are elected and qualified and the initial term of office of the third class of directors to expire at the 2006 annual meeting of  stockholders  of the  Corporation  and  until  their  respective successors  are  elected  and  qualified.  Commencing  with the 2004 annual meeting of stockholders of the Corporation, directors elected to succeed those directors whose terms have thereupon  expired shall be  elected  for a term of office to expire at the third  succeeding annual  meeting  of  stockholders  of the  Corporation  after  their election  and until  their  respective  successors  are  elected and qualified.

                  SECTION 2.3 NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

                        (a) If the number of directors is changed,  any increase
            or decrease shall be apportioned among the classes so as to maintain or attain,  if possible,  the equality of the number of directors in each  class,  but in no  case  will a  decrease  in  the  number  of directors  shorten  the  term  of any  incumbent  director.  If such equality  is  not  possible,  the  increase  or  decrease  shall  be apportioned  among the classes in such a way that the  difference in the number of directors in any two classes shall not exceed one.

                        (b) Vacancies and newly created directorships  resulting
            from any  increase  in the  authorized  number of  directors  may be filled only by a majority of the directors then in office,  although less than a quorum,  and a director  so chosen  shall  hold  office, subject to Sections  2.4 and 2.5, for the  unexpired  portion of the term of the class in which  such  director  was  chosen to serve and until his successor is elected and qualified.

                  SECTION 2.4. RESIGNATION.  Any director of the Corporation may resign at any time by giving written  notice of such  resignation to the  Board  of  Directors,  the  Chairman  or the  Secretary  of the
            Corporation.  Any such  resignation  shall  take  effect at the time specified therein or, if no time be specified,  upon receipt thereof by the Board of Directors or one of the above-named  officers;  and, unless specified  therein,  the acceptance of such resignation shall not be necessary to make it  effective.  When one or more  directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such  resignation  or  resignations shall  become  effective,  and each  director  so chosen  shall hold office  as  provided  in  these  By-Laws  in the  filling  of  other vacancies.

                  SECTION 2.5. REMOVAL.  Unless these By-Laws or the Certificate of Incorporation otherwise provides, where the Board of Directors is classified  as  provided  in  Section  141(d) the  Delaware  General
            Corporation  Law, any director or the entire Board of Directors  may be removed by stockholders  only for cause, and the affirmative vote of  eighty  percent  (80%)  of the  voting  power of all of the then outstanding shares of the capital stock of the Corporation  entitled to vote generally in the election of directors, voting together as a single class, or the affirmative  vote of at least a majority of the
            Whole Board, shall be required to effect such removal.

                  SECTION  2.6.  REGULAR AND ANNUAL  MEETINGS;  NOTICE.  Regular
            meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of
            Directors may from time to time  prescribe.  No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes  thereof.  A meeting of the Board of Directors  may be held without notice  immediately  after an annual meeting of stockholders at the same place as that at which such meeting was held.

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                  SECTION 2.7.  SPECIAL  MEETINGS:  NOTICE. A special meeting of the  Board of  Directors  may be  called at any time by the Board of
            Directors,  its Chairman, the Executive Committee,  the President or
            any person  acting in the place of the President and shall be called by any one of them or by the  Secretary  upon  receipt  of a written request to do so specifying the matter or matters,  appropriate  for action at such a meeting,  proposed to be  presented  at the meeting and signed by at least two directors. Any such meeting shall be held at such  time and at such  place,  within  or  without  the State of
            Delaware,  as shall be determined by the body or person calling such meeting.  Notice of such meeting  stating the time and place thereof shall be given (a) by deposit  of the  notice in the  United  States mail, first class, postage prepaid, at least two days before the day fixed for the meeting  addressed to each  director at his address as it appears on the Corporation's  records or at such other address as the director may have furnished the Corporation for that purpose, or
            (b) by delivery of the notice  similarly  addressed  for dispatch by telegraph,  cable or radio or by delivery of the notice by telephone or in person,  in each case at least 24 hours  before the time fixed for the meeting.

                  SECTION  2.8.  CHAIRMAN  OF THE BOARD:  PRESIDING  OFFICER AND
            SECRETARY AT MEETINGS.  The Board of Directors  may elect one of its members to serve at its  pleasure  as  Chairman  of the Board.  Each meeting  of the Board of  Directors  shall be  presided  over by the
            Chairman  of the  Board or in his  absence  by the  President,  if a director,  or if neither  is present by such  member of the Board of
            Directors as shall be chosen at the meeting.  The  Secretary,  or in his absence an  Assistant  Secretary,  shall act as secretary of the meeting,  or if no such  officer  is  present,  a  secretary  of the meeting  shall  be  designated  by the  person  presiding  over  the meeting.

                  SECTION  2.9.  QUORUM.  A  majority  of  the  whole  Board  of
            Directors shall constitute a quorum for the transaction of business, but in the  absence of a quorum a majority  of those  present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting,  until such time as a quorum is present.  Except as otherwise  required by the Certificate of  Incorporation  or the  By-Laws,  the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 2.10.  MEETING BY  TELEPHONE.  Members of the Board of
            Directors or of any committee thereof may participate in meetings of the Board of Directors or of such  committee by means of  conference telephone or similar communications  equipment by means of which all persons  participating  in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  SECTION  2.11.   ACTION  WITHOUT  MEETING.   Unless  otherwise
            restricted by the Certificate of Incorporation,  any action required or permitted to be taken at any meeting of the Board of Directors or of any  committee  thereof  may be taken  without a  meeting  if all

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            members of the Board of Directors or of such committee,  as the case may be,  consent  thereto in writing and the writing or writings are filed with the minutes of  proceedings  of the Board of Directors or of such committee.

                  SECTION  2.12.  EXECUTIVE AND OTHER  COMMITTEES.  The Board of
            Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee and one or more other committees,  each such committee to consist of one or more directors as the Board of Directors may from time to time determine.  Any such committee, to the extent provided in such resolution or resolutions, shall have and may  exercise  all the powers  and  authority  of the
            Board of Directors in the  management of the business and affairs of the  Corporation,  including  the power to authorize the seal of the
            Corporation  to be affixed to all papers  that may require it but no such  committee  shall have such power of  authority in reference to amending the Certificate of Incorporation,  adopting an agreement of merger or consolidation,  recommending to the stockholders the sale, lease or exchange of all or substantially  all of the  Corporation's property and assets,  recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the
            By-Laws;  and unless the resolution  shall expressly so provide,  no such  committee  shall  have the  power or  authority  to  declare a dividend or to authorize  the  issuance of stock.  In the absence or disqualification  of a member of a committee,  the member or members thereof  present at any meeting and not  disqualified  from  voting, whether  or not he or they  constitute  a  quorum,  may  unanimously appoint  another  member  of the  Board of  Directors  to act at the meeting in the place of any such absent or disqualified member. Each such committee  other than the Executive  Committee  shall have such name  as may be  determined  from  time  to  time  by the  Board  of
            Directors.

                  SECTION 2.13.  COMPENSATION.  Any  individual  who serves as a director  shall  be  entitled  to  receive  such  salary  and  other compensation  (including  stock  options  pursuant to a stock option plan approved by the  stockholders  of the Corporation or otherwise)
            for  his  or  her  services  as a  director  or as a  member  of any committee of the Board of Directors  as may,  from time to time,  be determined  by  the  Board  of  Directors  (or  any  duly  delegated committee thereof),  without any separate consent or approval by the stockholders of the Corporation."

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